UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2017 (September 11, 2017)

CONTACT MINERALS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52879	39-2060052
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

22A-3, Jalan Metro Pudu Off Jalan Loke Yew Fraser Business Park 55100 Kuala Lumpur, Malaysia
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +60 12 231 8867

595 Hornby Street, Suite 706 Vancouver, British Columbia, Canada V6C 2E8
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on September 11, 2017, is being amended to reflect the resignations of Alex Langer and William McCullagh, our former directors, from the Company in connection with the below described change in control. The disclosure regarding their resignations was inadvertently omitted from the previously filed Current Report on Form 8-K.

Item 5.01.	Changes in Control of Registrant

Effective August 29, 2017, Contact Minerals Corp. (the “Company”) and Kerry McCullagh, the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer (the “Seller”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Shiong Han Wee and Kwueh Lin Wong (Mr. Wee and Mr. Wong. collectively being the “Purchasers”). Under the terms of the Stock Purchase Agreement, the Purchasers agreed to purchase 7,000,000 shares from the Seller (the Seller Shares”) and 78,770,000 shares from the Company (the “Issued Shares”) for an aggregate purchase price of $350,000.

In connection with the Stock Purchase Agreement, Mr. McCullagh received $350,000, $50,000 of which was allocated to the Seller Shares and $300,000 to the Issued Shares. The $300,000 was directed to Mr. McCullagh in full settlement of all company debts owed to Mr. McCullagh and in consideration of settling any claims against the Company by Mr. McCullagh. The sale of the Seller Shares and the Issued Shares consummated September 11, 2017.

Upon the consummation of the sale, Kerry McCullagh, Alex Langer and William McCullagh, our former executive officers and directors, resigned from all of their positions with the Company. Their resignations were not due to any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices.

The following individuals were appointed to serve in the positions set forth next to their names below:

Name	Age	Position
Shiong Han Wee	40	Director, Chief Executive Officer
Kweuh Lin Wong	40	Director, Chief Financial Officer and Secretary

Each director will serve until the next annual meeting of stockholders of the Company and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. None of the directors or executive officers has a direct family relationship with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer. The foregoing individuals will serve in their positions without compensation. The Company hopes to enter into a compensatory arrangement with each officer in the future.

The following is additional information regarding each director and executive officer.

Shiong Han Wee, age 40, has over 15 years experience as a business consultant and coach to the Malaysian business community. Since 2011, Mr. Wee has served as the founder, Chief Executive Officer and director of the MIG Group of Companies, which are engaged in a diversified range of businesses such as real estate, mobile technology, food and beverage and education. From 2007 to 2009, Mr. Wee served as a director of Future Focus Academic Sdn. Bhd., an education company. Mr. Wee received his undergraduate degree in Business Management from the University of Bolton in the United Kingdom in 2002 and his “A Levels” designation from the SEGI College in Kuala Lumpur, Malaysia in 1998.

Mr. Wee is the 2015 recipient of the Malaysia Young Entrepreneur Award. He also received the Singapore Prominent Brand Award in 2015 in connection with his work with MIG Network International Pte. Ltd (Singapore). Mr. Wee brings to our Board his business experience in the Internet and mobile industries.

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Kwueh Lin Wong, age 40, has over 10 years experience as an IT consultant and business consultant. Since 2011, Mr. Wong has served as the founder and director of the MIG Group of Companies, which are engaged in a diversified range of businesses such as real estate, mobile technology, food and beverage and education. From 2008 to 2014, Mr. Wong was a consultant for Pusat Tiusyen Makmur Maju, an education company. From 2007 to 2009, he served as a director of Future Focus Academic Sdn. Bhd., an education company. From 2004 to 2007, he served as the Marketing Manager of All IT Marketing Sdn. Bhd. Mr. Wong received his Degree in Engineering from Computer Multimedia University in Selangor Malaysia in 2005. He received an Advanced Diploma in Computer Engineering in 2000 and a Diploma in Computer Engineering in 1998 from Informatics College in Kuala Lumpur, Malaysia. Mr. Wong brings to our Board his deep experience in computer engineering and internet and mobile industries.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure provided in Item 5.01 above is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2017	Contact Minerals Corp.

	By:	/s/ Shiong Han Wee
	Name:	Shiong Han Wee
	Title:	Chief Executive Officer and President

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